UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2021

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2021, the Compensation Committee of the Board of Directors of Quidel Corporation (the “Company”) approved the Company’s 2021 cash incentive plan applicable to the Company’s executive officers and other members of senior management for the Company’s fiscal year ending December 31, 2021 (the “2021 Cash Incentive Compensation Plan”). Payout under the 2021 Cash Incentive Compensation Plan is predicated upon achievement of (i) revenue targets, and (ii) EBITDA targets, with each of the foregoing as determined by the Board of Directors and/or its Compensation Committee, for the Company’s 2021 fiscal year. A description of the 2021 Cash Incentive Compensation Plan and related target bonuses are set forth on Exhibit 10.1 hereto and are incorporated by reference herein.

On February 1, 2021, the Compensation Committee also approved the Company’s 2021 Annual Equity Incentive Plan (the “2021 Equity Incentive Plan”). The 2021 Equity Incentive Plan provides for grants of equity awards to eligible employees on the Company, including the Company’s executive officers, subject to the terms described below and set forth on Exhibit 10.2 hereto.

Under the 2021 Equity Incentive Plan, each participating employee receives equity incentive awards in the form of (i) non-qualified stock options; (ii) time-based restricted stock units; and/or (iii) performance-based restricted stock units. The vesting periods for the equity incentive awards are described on Exhibit 10.2 hereto which is incorporated by reference hereto.

Item 8.01 Other Events.

Adoption of Clawback Policy

On February 1, 2021, the Compensation Committee recommended and the Board of Directors approved a clawback policy that covers certain incentive compensation awarded or paid to the Company’s Section 16 officers. Under this policy, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the securities laws that is caused directly or indirectly by the misconduct of a covered executive, and the amount of applicable incentive compensation awarded or paid would have been lower had the achievement of applicable performance metrics been calculated based on the restated financial results, our Compensation Committee may, in its discretion, recover the amount of the excess compensation awarded or paid during the three-year period preceding the date of such restatement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	2021 Cash Incentive Compensation Plan.
10.2	2021 Annual Equity Incentive Plan Grants to the Company's Executive Officers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2021

QUIDEL CORPORATION

By:	/s/ Phillip S. Askim
Name:	Phillip S. Askim
Its:	Secretary